Exhibit 10.1

AMENDMENT NO. 1
TO
MSC INDUSTRIAL DIRECT CO., INC.
AMENDED AND RESTATED ASSOCIATE STOCK PURCHASE PLAN

Effective as of such date on which this amendment is approved by both the Board and the Company's shareholders, the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan (the “Plan”) is hereby amended as follows:

Section 12(a) is hereby amended in its entirety to read as follows:

12.    Stock.
(a)    The maximum number of shares of the Company's Class A Common Stock made available for sale under the Plan is 2,150,000 and is subject to adjustment upon changes in the capitalization of the Company.

Section 22 is hereby amended in its entirety to read as follows:

22.    Effective Date.
The Plan shall continue in effect for a term of ten (10) years from November 1, 2025, unless sooner terminated under Section 19. Continuance of the Plan shall be subject to approval by the shareholders of the Company at the Company’s 2026 Annual Meeting of Shareholders. Such shareholder approval shall be obtained in the manner required by New York Business Corporation Law.

Except as herein amended, the provisions of the Plan shall remain in full force and effect.